4th Quarter 2023 February 29th, 2024 Earnings Presentation

2 Company Overview ACIC is a specialty underwriter of catastrophe exposed property insurance. American Coastal Insurance Corp. (Nasdaq: ACIC) is the insurance holding company for two P&C carriers: American Coastal Insurance Company (AmCoastal) and Interboro Insurance Company (IIC) along with other operating affiliates. AmCoastal has the #1 market share of commercial residential property insurance (commercial lines) in Florida with roughly 4,200 policies and $643 million of premium in-force. IIC’s homeowners & fire insurance products (personal lines) are written exclusively in New York with approximately 18,600 policies and $35 million of premium in-force. ACIC as of December 31, 2023 Total Assets: $1.06 billion Total Equity: $168.8 million Annualized Revenue: $286.5 million Employees: 70 Headquarters: St. Petersburg, FL Credit Rating: BB+ (Kroll) Specialty Commercial Property Specialty Homeowners

3 Executive Summary • Q4-23 Results • Non-GAAP Core Income of $17.7m ($0.39) increased $13.3m (+297%) from $5.1m ($0.12) y/y on higher gross premiums earned combined with lower net retained catastrophe losses and operating expenses. • Net income from continuing operations of $17.1m ($0.37) improved $16.1m (+1,567%) from $1.0m ($0.02) last year. Our combined ratio of 66.6% improved nearly 38 points from 104.5% in the same period last year. • Gross premiums earned of $167.5m grew $22.7m (+16%) y/y due to improving rate adequacy in commercial lines. • Current year net catastrophe losses of $0.3m was offset by $0.6m of favorable prior year reserve development. • Incurred non-recurring pre-tax charges of $6.4m and $2.0m related to ceded premiums earned and software impairment, respectively. • Stockholders’ equity attributable to ACIC as of December 31, 2023, increased to $168.8m or $3.61 per share and $3.97 per share excluding unrealized losses in accumulated other comprehensive income. • Other Highlights • Raymond James initiated research coverage for ACIC on January 17, 2024. • The ATM program has raised $38.2m from the sale of 4.37m shares at an avg. of $9.00 per share as of February 5, 2024. • Successful completion of our 1/1/24 AOP CAT and 2/1/24 Excess Per Risk reinsurance programs at a lower risk-adjusted cost, with improved protection, and new captive participations.

4 4Q-23 Summary of Key Results ¹ 2022 amounts recast for discontinued operations. Solid results include non-recurring pre-tax charges of $6.4m for reinsurance & $2.0m for software impairment. $ in thousands, except per share amounts Q4-23 Q4-22 ¹ Change 2023 2022 ¹ Change Net income (loss) 14,284$ (296,770)$ n/m 309,911$ (469,855)$ n/m per diluted share (EPS) 0.31$ (6.89)$ 6.98$ (10.91)$ Reconciliation to core income (loss), net of tax: Investment gains (losses) 15$ (3,436)$ (4,735)$ (6,676)$ Amortization of intangible assets (641)$ (641)$ (2,565)$ (10,589)$ Gain (loss) from discontinued operations (2,822)$ (297,796)$ 227,713$ (429,962)$ Total adjustments (3,448)$ (301,873)$ 220,413$ (447,227)$ Core income (loss) 17,731$ 5,103$ 247.5% 89,498$ (22,628)$ 495.5% per diluted share (CEPS) 0.39$ 0.12$ 2.02$ (0.53)$ Net loss & LAE ratio 21.2% 54.3% 22.3% 50.0% Net expense ratio 45.4% 50.1% 43.7% 56.2% Combined ratio 66.6% 104.5% (37.9) pts 66.0% 106.2% (40.2) pts Less: Net current year catastrophe loss & LAE 0.5% 24.6% 5.4% 21.5% Less: Net (favorable) unfavorable reserve development -1.1% -2.7% -4.4% -4.1% Underlying combined ratio 67.2% 82.6% (15.4) pts 65.0% 88.8% (23.8) pts

4Q-23 Results from Continuing Operations

Revenue decreased due to higher quota share cessions but was offset by lower loss & operating expenses.

$ in millions	Q4-23	Q4-22 [1]	Change	% Chg
Gross Premiums Earned	$ 167.5	$ 144.8	22.7	15.7%
Ceded Premiums Earned	(111.9)	(68.0)	(43.9)	64.6%
Net Premiums Earned	55.6	76.8	(21.2)	-27.6%
Investment & Other Income	2.6	(4.2)	6.8	-161.9%
Unrealized G(L) on Equities	0.0	2.1	(2.1)	-100.0%
Total Revenue	**58.2**	**74.7**	**(16.5)**	-22.1%
Underlying Loss & LAE	12.1	24.9	(12.8)	-51.4%
Current year CAT Loss & LAE	0.3	18.9	(18.6)	-98.4%
Prior year development (F)/U	(0.6)	(2.1)	1.5	-71.4%
Net Loss & LAE	11.8	41.7	(29.9)	-71.7%
Operating Expense	25.2	38.5	(13.3)	-34.5%
Interest Expense	2.7	2.4	0.3	12.5%
Total Expenses	**39.7**	**82.6**	**(42.9)**	**-51.9%**
Other income (expense)	1.1	8.8	(7.7)	-87.5%
Earnings from continuing operations before tax	**$ 19.6**	**$ 0.8**	**$ 18.8**	**2350.0%**
Provision (benefit) for income tax	2.5	(0.2)	2.7	-1350.0%
Net income from continuing operations	**$ 17.1**	**$ 1.0**	**$ 16.1**	**1610.0%**

→ HU Ian net development in Q4-22. (Current year CAT Loss & LAE)

→ Non-recurring gain on disposal of real estate in Q4-22. (Other income (expense))

[1] 2022 amounts recast for discontinued operations.

American Coastal INSURANCE CORPORATION

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6 4Q-23 Reinsurance Charge ACIC commuted a portion of its 2023 Core CAT program in exchange for a no claims bonus (NCB). ¹ 2022 amounts recast for discontinued operations. Premium Amortization (Net) Q2-23 Q3-23 Q4-23 Q1-24 Q2-24 Total Original Cost 3,107,582 9,529,918 9,529,918 9,426,332 6,318,750 37,912,500 Net after NCB 3,107,582 9,529,918 15,796,875 - - 28,434,375 Net Impact - - 6,266,957 (9,426,332) (6,318,750) (9,478,125) Replacement coverage for the remaining Core CAT treaty period (ending May 31, 2024) was secured for a cost of $1.4m, resulting in a net economic benefit of $8.0m over time. Increase (decrease) in ceded premiums earned by period:

4Q-23 Segment Results

Commercial loss results were exceptional and rate increases expected to improve PL over time.

$ in millions	Three Months Ended Dec 31, 2023 CL	PL	Other	Total	Twelve Months Ended Dec 31, 2023 CL	PL	Other	Total
Gross Premiums Earned	$ 159.1	$ 8.4	$ -	$ 167.5	$ 594.7	$ 41.2	$ -	$ 636.0
Ceded Premiums Earned	(110.0)	(2.0)	-	(111.9)	(342.7)	(11.4)	-	(354.1)
Net Premiums Earned	49.1	6.4	-	55.6	252.1	29.8	-	281.9
Investment & other revenue	1.9	0.7	-	2.6	0.5	3.2	0.1	3.8
Unrealized G(L) on Equities	0.0	-	-	0.0	0.8	0.0	-	0.8
Total Revenue	**51.0**	**7.2**	**-**	**58.2**	**253.4**	**33.0**	**0.1**	**286.5**
Underlying Loss & LAE	8.2	3.9	-	12.1	46.3	13.6	-	59.9
Current year CAT Loss & LAE	(0.4)	0.7	-	0.3	12.8	2.5	-	15.3
Prior year development	(1.5)	0.9	-	(0.6)	(12.7)	0.4	-	(12.3)
Total Loss	6.3	5.4	-	11.8	46.3	16.5	-	62.9
Operating & Interest Expense	16.8	7.9	3.2	27.9	89.0	32.8	12.2	134.0
Total Expenses	**23.2**	**13.4**	**3.2**	**39.7**	**135.4**	**49.3**	**12.2**	**196.8**
Other income (loss)	0.1	1.0	-	1.1	0.0	2.4	(0.2)	2.2
Income (Loss) before tax	**$ 27.9**	**$ (5.2)**	**$ (3.2)**	**19.6**	**$ 118.1**	**$ (13.8)**	**$ (12.3)**	**92.0**
Income tax expense (benefit)				2.5				9.8
Net income (loss) from continuing operations				**17.1**				**82.2**
Net Loss Ratio	12.9%	84.4%		21.2%	18.4%	55.5%		22.3%
Net Expense Ratio	34.2%	123.0%		45.4%	35.3%	109.6%		43.7%
Combined Ratio	**47.1%**	**207.4%**		**66.6%**	**53.7%**	**165.1%**		**66.0%**
CAT Loss	-0.8%	10.6%		0.5%	5.1%	8.4%		5.4%
PY Development (F)/U	-3.0%	13.3%		-1.1%	-5.0%	1.3%		-4.4%
Underlying Combined Ratio	***51.0%***	***183.5%***		***67.2%***	***53.7%***	***155.4%***		***65.0%***

"Other" is primarily interest expense.

2023 target achieved.

CL – Commercial lines
PL – Personal lines

American Coastal INSURANCE CORPORATION

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8 Balance Sheet Highlights ATM activity in Q4 was accretive to book value per share helping to bolster liquidity and capitalization. Dec. 31, Sep. 30, Q / Q ($ in thousands, except per share amounts) 2023 2023 % Change Selected Balance Sheet Data Cash & investments 369,023$ 286,944$ 28.6% Unpaid loss & LAE reserves 370,221$ 443,406$ -16.5% Financial debt 148,688$ 148,604$ 0.1% Accumulated other comprehensive income (loss) (17,137)$ (23,835)$ -28.1% Stockholders' equity attributable to ACIC 168,765$ 120,649$ 39.9% Total capital 317,453$ 269,253$ 17.9% Leverage Ratios Debt-to-total capital 46.8% 55.2% -15.1% Net premiums earned-to-stockholders' equity (annualized) 167.0% 250.1% -33.2% Per Share Data Common shares outstanding 46,777,006 43,411,686 7.8% Book value per common share 3.61$ 2.78$ 29.8% Underlying book value per common share 3.97$ 3.33$ 19.4% Tangible book value per common share 2.14$ 1.18$ 81.7% Underlying tangible book value per common share 2.50$ 1.73$ 45.1%

9 Underwriting Environment • We experienced increased competition for commercial residential policies in Florida during the fourth quarter. This did not have a material impact on our results but could be a headwind to future growth. • ACIC has submitted a commercial residential assumption application to its regulators seeking approval to participate in the June 11, 2024 depopulation of Citizens Property Insurance Corporation. Regulatory approval is anticipated on or before March 29, 2024. Future takeouts may also be considered for the October and December 2024 assumption dates. • IIC received approval from NYDFS for a +12.6% rate increase effective 2/6/24 for new business and 3/15/24 for renewal business (+$5.9m annualized impact). • Model updates from RMS and AIR expected to increase our commercial residential 100-year Hurricane probable maximum loss (PML) by 10%-15% ($100m-$150m). This is consistent with our view of risk and will likely result in ACIC buying more reinsurance protection over time. The hard market is starting to soften slightly as reinsurance capacity and pricing moderates.

10 Premium & Exposure Trends Premiums in-force are up +28% y/y but exposures are down -18% y/y. Commercial Lines Premium & Total Insured Value (TIV) In-force Exposure growth in 2024 expected reverse the downward TIV trend Rate levels are moderating

11 Valuation Trends Consistent valuation changes are mitigating underwriting and inflation risks.

12 Cautionary Statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include expectations regarding our diversification, growth opportunities, retention rates, liquidity, investment returns and our ability to meet our investment objectives and to manage and mitigate market risk with respect to our investments. These statements are based on current expectations, estimates and projections about the industry and market in which we operate, and management's beliefs and assumptions. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "endeavor," "project," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative variations thereof, or comparable terminology, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The risks and uncertainties include, without limitation: the regulatory, economic and weather conditions in the states in which we operate; the impact of new federal or state regulations that affect the property and casualty insurance market; the cost, variability and availability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to attract and retain the services of senior management; the outcome of litigation pending against us, including the terms of any settlements; dependence on investment income and the composition of our investment portfolio and related market risks; our exposure to catastrophic events and severe weather conditions; downgrades in our financial strength ratings; risks and uncertainties relating to our acquisitions including our ability to successfully integrate the acquired companies; and other risks and uncertainties described in the section entitled "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report in Form 10-K for the year ended December 31, 2022 and 2023 and our Form 10-Q for the periods ending March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023 (Form 10-Q/A), June 30, 2023, and September 30, 2023 including amendments and recast results. We caution you not to place undue reliance on these forward looking statements, which are valid only as of the date they were made. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, the occurrence of unanticipated events, or otherwise. This presentation contains certain non-GAAP financial measures. See our earnings release, Form 10-K , Form 10-Q, and Form 10-Q/A for further information regarding these non-GAAP financial measures.